UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 20, 2006
Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the meeting of the Board of Directors (the “Board”) of Park National Corporation (“Park”) held on November 20, 2006 (the “Park Board Meeting”), upon the unanimous recommendation of the Park Board’s Nominating Committee, the Park Board elected Nicholas L. Berning as a director of Park. Mr. Berning joins the class of directors whose terms of office will expire at the 2008 Annual Meeting of Shareholders of Park. At the Park Board Meeting, the Park Board also appointed Mr. Berning to serve as a member of the Audit Committee of the Park Board.
At the meeting of the Board of Directors of The Park National Bank, a national bank subsidiary of Park (“PNB”), held on November 20, 2006, Mr. Berning was also elected to serve on the advisory board of a PNB division (The Park National Bank of Southwest Ohio & Northern Kentucky).
Mr. Berning retired from his position as senior vice president and controller of the Federal Home Loan Bank of Cincinnati (FHLB of Cincinnati) in March of 2006 and currently runs his own financial consulting firm, Berning Financial Consulting. The Park Board has determined that Mr. Berning and his immediate family members (i) have and have had no relationship with Park or any of Park’s subsidiaries, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or family relationship, and (ii) have had no transactions (and presently do not expect to have any transactions) with Park or any of Park’s subsidiaries, either directly or indirectly that, in any case: (a) would be inconsistent with a determination that Mr. Berning satisfies the independence standards specified in the applicable sections of the American Stock Exchange Company Guide and the applicable rules and regulations of the SEC, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended; or (b) would require disclosure under Item 404(a) of SEC Regulation S-K.
On November 20, 2006, Park issued a news release (the “November 20, 2006 Release”) announcing the election of Mr. Berning as a director. The November 20, 2006 Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01 – Other Events
On November 20, 2006, the Park Board declared a $0.93 per share regular quarterly cash dividend in respect of Park’s common shares. The dividend is payable on January 3, 2007 to shareholders of record as of the close of business on December 22, 2006. The new quarterly dividend rate of $0.93 per share is 1.1 percent higher than the previous quarterly dividend rate of $0.92 per share. The November 20, 2006 Release also announced the declaration of the cash dividend.

Item 9.01 – Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on November 20, 2006.
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signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: November 20, 2006	By:	/S/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated November 20, 2006
Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on November 20, 2006.

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